Exhibit 10.7

AMENDED AND RESTATED ABL GUARANTEE AGREEMENT

dated as of

July 31, 2015,

among

THE GUARANTORS PARTY HERETO

and

SUNTRUST BANK,

as Collateral Agent

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

The Guarantees

SECTION 2.01.	Guarantee	3
SECTION 2.02.	Guarantee of Payment; Continuing Guarantee	3
SECTION 2.03.	No Limitations	3
SECTION 2.04.	Reinstatement	5
SECTION 2.05.	Agreement to Pay; Subrogation	6
SECTION 2.06.	Information	6
SECTION 2.07.	Payments Free of Taxes	6

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01.	Indemnity and Subrogation	6
SECTION 3.02.	Contribution and Subrogation	6
SECTION 3.03.	Subordination	7

ARTICLE IV

Representations and Warranties

ARTICLE V

Miscellaneous

SECTION 5.01.	Notices	8
SECTION 5.02.	Waivers; Amendment	8
SECTION 5.03.	Collateral Agent’s Fees and Expenses; Indemnification	9
SECTION 5.04.	Successors and Assigns	10
SECTION 5.05.	Survival of Agreement	11
SECTION 5.06.	Counterparts; Effectiveness; Several Agreement	11
SECTION 5.07.	Severability	11
SECTION 5.08.	Right of Set-Off	11

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Schedules

I	Excluded Subsidiaries

II	Subsidiary Guarantors

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AMENDED AND RESTATED ABL GUARANTEE AGREEMENT dated as of July 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among the Guarantors from time to time party hereto and SUNTRUST BANK, as ABL Collateral Agent, on behalf of itself and the other Secured Creditors (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS

WHEREAS, (i) BUILDERS FIRSTSOURCE, INC., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party thereto, the Lenders party thereto from time to time and SunTrust Bank, as Administrative Agent and as Collateral Agent are entering into the Amended and Restated ABL Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) the Borrower, the Grantors party thereto and the Collateral Agent are entering into the Amended and Restated ABL Collateral Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”);

WHEREAS, the Guarantors entered into to that certain Guaranty Agreement dated as of May 29, 2013 in favor of the Secured Creditors referred to therein (as amended, amended and restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Guaranty”) and the parties thereto have agreed to amend and restate, without novation, the Existing Guaranty.

WHEREAS, the Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Excluded Subsidiary” means (a) any Subsidiary that is a Non-Wholly Owned Subsidiary of the Borrower (for so long as such Subsidiary remains a Non-Wholly Owned Subsidiary), (b) each Subsidiary listed on Schedule I, (c) any Foreign Subsidiary, (d) any Subsidiary that is prohibited by any applicable contractual obligation existing on the Effective Date or on the date any such Subsidiary is acquired or organized (as long as, in the case of an acquisition of a Subsidiary, such prohibition in respect of such contract did not arise as part of such acquisition) or Requirement of Law from guaranteeing or granting Liens to secure the Obligations (and for so long as such restriction or any replacement or renewal thereof is in effect) or to the extent that a guarantee or grant by such Subsidiary could result in material adverse tax consequences as reasonably determined by the Borrower, (e) any Immaterial Subsidiary, (e) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the cost or other consequences of providing a Guarantee of the Secured Obligations shall be excessive in view of the benefits to be obtained by the Secured Creditors therefrom, (f) any (i) Subsidiary that is a CFC or (ii) CFC Holdco and (g) each Unrestricted Subsidiary; provided, that upon notice to the ABL Administrative Agent, the Borrower may at any time and in its sole discretion deem that any Restricted Subsidiary, or to the extent reasonably acceptable to the ABL Administrative Agent, any Foreign Subsidiary, shall not be an Excluded Subsidiary for purposes of this Agreement and the other Loan Documents.

“Guarantors” means any Subsidiary Guarantor party hereto.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Qualified ECP Loan Party” means, in respect of any Secured Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Secured Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of the Borrower and its Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date (as defined in the Term Loan Credit Agreement) with a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into.

“Subsidiary Guarantors” means the Subsidiaries of the Borrower identified as such on Schedule II hereto and each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor on or after the Closing Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Subsidiary Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Subsidiary Guarantor hereunder effective upon such release. For the avoidance of doubt, Subsidiary Guarantors are referred to as “Subsidiary Loan Parties” in the Credit Agreement.

“Supplement” means an instrument in the form of Exhibit A hereto, or any other form approved by the Collateral Agent, and in each case reasonably satisfactory to the Collateral Agent.

ARTICLE II

THE GUARANTEES

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees to each of the Secured Creditors, jointly with the other Guarantors and severally, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Obligations. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Notwithstanding anything to the contrary contained herein, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of any other applicable law, in each case to the extent (if any) applicable to such Guarantor.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of the Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of any Secured Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the release of, or any impairment of or failure to perfect any Lien on, any security held by any Secured Party for any of the Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations (other than obligations in respect of Cash Management Agreements, Designated Hedge Agreements and contingent indemnity obligations not yet accrued and payable as to which no claim has been made));

(vi) any illegality, lack of validity or lack of enforceability of any of the Obligations;

(vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Obligations;

(viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Collateral Agent, any other Secured Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction;

(ix) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Effective Date;

(x) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Secured Creditors;

(xi) any action permitted or authorized hereunder; or

(xii) any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Collateral Agent, any Secured Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety (other than the payment in full in cash of all the Obligations (other than obligations in respect of Cash Management Agreements, Designated Hedge Agreements and contingent indemnity obligations not yet accrued and payable as to which no claim has been made)).

Each Guarantor expressly authorizes the Secured Creditors to take and hold security in accordance with the terms of the Loan Documents for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Obligations (other than obligations in respect of Cash Management Agreements, Designated Hedge Agreements and contingent indemnity obligations not yet accrued and payable as to which no claim has been made). The Collateral Agent and the other Secured Creditors may, at their election and in accordance with the terms of the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations (other than obligations in respect of Cash Management Agreements, Designated Hedge Agreements and contingent indemnity obligations not yet accrued and payable as to which no claim has been made) have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 5.12(b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored by any Secured Party upon the insolvency, bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at applicable law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Creditors in cash the amount of such unpaid Secured Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Secured Creditors will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be so made pursuant to the terms of Section 3.02 of the Credit Agreement. The provisions of Section 3.02 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

ARTICLE III

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, the Borrower agrees that (a) in the event a payment in respect of any obligation of the Borrower shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any ABL Security Document to satisfy in whole or in part any Obligations owed to any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligations or assets of any other Guarantor

(other than the Borrower) shall be sold pursuant to any ABL Security Document to satisfy any Secured Obligation owed to any Secured Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, the date of the Supplement executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, such other date). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of all the Obligations (other than (x) those relating to any Designated Hedge Agreement, cash management obligations constituting Obligations, (y) indemnification and other contingent obligations not yet accrued and payable as to which no claim has been made and (z) obligations in respect of Letters of Credit that have been Cash Collateralized (or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable LC Issuer have been made)). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 8.01(h) or 8.01(i) of the Credit Agreement), all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of all the Obligations (other than (x) those relating to any Designated Hedge Agreement, cash management obligations constituting Obligations, (y) indemnification and other contingent obligations not yet accrued and payable as to which no claim has been made and (z) obligations in respect of Letters of Credit that have been Cash Collateralized (or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable LC Issuer have been made)).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Guarantor represents and warrants to the Collateral Agent and the other Secured Creditors that (a) the execution, delivery and performance by such Guarantor of this Agreement have been duly authorized by all necessary corporate or limited liability or limited partnership action and, if required, action by the holders of such Guarantor’s Equity Interests, and that this Agreement has been duly executed and delivered by such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, court protection, administration or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to such Guarantor are true and correct in all material respects; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.05 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 11.05 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.12 of the Credit Agreement; provided that the Collateral Agent may, without the consent of any Secured Party, consent to a departure by any Guarantor from any covenant of such Guarantor set forth herein to the extent such departure is consistent with the authority of the Collateral Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder as provided in Section 11.01 of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor.”

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor, jointly with the other Guarantors and severally, agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses (limited, in the case of (i) legal fees and expenses to the reasonable and documented or invoiced out-of-pocket fees and expenses of one counsel for all Indemnitees and, to the extent reasonably determined by the Collateral Agent to be necessary, one firm of local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) (and, in the case of an actual conflict of interest, where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional counsel for the affected Indemnitees similarly situated) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and (ii) the fees and expenses of any other advisor or consultant, to the reasonable and documented or invoiced out-of-pocket fees and expenses of such advisor or consultant, but solely to the extent that such consultant or advisor has been retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed), incurred by or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by the Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (w) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (x) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) arise from disputes between or among Indemnitees (other than claims against an Indemnitee in its capacity or in fulfilling its role as an agent, an arranger or any similar roles under the Loan Documents) that do not involve an act or omission by the Borrower or any Subsidiary or (z) any settlement effected without the Borrower’s prior consent, but if settled with the Borrower’s prior consent (such consent not to be unreasonably withheld or delayed), the Borrower will indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this paragraph; provided further that the Borrower shall not, without the prior written consent of the applicable Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (a) such settlement includes a full and unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability on claims that are the subject matter of such claim, litigation, investigation or proceeding and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee.

(c) To the fullest extent permitted by applicable law, no party hereto nor any Affiliate of any party hereto, nor any officer, director, employee, agent, controlling person, advisor or other representative of the foregoing or any successor or permitted assign of any of the foregoing shall assert, and each hereby waives, any claim against any other such Person on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages, but in any event including, without limitation, any loss of profits, business or anticipated savings) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby, the Financing Transactions, any Loan or the use of the proceeds thereof and each such Person further agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that the foregoing shall in no event limit the Guarantors’ indemnification obligations under clause (b) above.

(d) Notwithstanding anything to the contrary in this Agreement, to the extent permitted by applicable law, no party hereto or an Indemnitee shall assert, and each hereby waives, any claim against any other Person for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; except to the extent that such direct or actual damages are determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties.

(e) The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section 5.03 shall be payable not later than 10 Business Days after written demand therefore; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Obligations.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of the Loan Documents and the making of any Loans, in each case, in accordance with and subject to the limitations set forth in Section 11.20 of the Credit Agreement.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Creditors and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor then due and owing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender shall notify the applicable Guarantor and the Collateral Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender and its Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender and its Affiliates may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its respective properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 5.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

(e) Each Guarantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Borrower hereby accepts such designation and appointment.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Termination or Release. (a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate automatically on the Termination Date.

(b) The guarantees made herein shall also terminate and be released at the time or times and in the manner set forth in Section 11.27 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 5.12, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the Collateral Agent such certifications or documents as the Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 5.12. Any execution and delivery of documents by the Collateral Agent pursuant to this Section 5.12 shall be without recourse to or warranty by the Collateral Agent or any other Secured Party.

SECTION 5.13. Additional Guarantors. Additional Persons may become Guarantors after the date hereof as contemplated by the Credit Agreement. Upon execution and delivery by the Collateral Agent and a Person of a Supplement, any such Person shall become a Guarantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Person as a party to this Agreement.

SECTION 5.14. Keepwell. Each Qualified ECP Loan Party, jointly and severally, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of such Loan Party’s obligations under this Agreement and the other Loan Documents in respect of Secured Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 5.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.14, or otherwise under this Agreement or the other Loan Documents, voidable under applicable law, including fraudulent conveyance or fraudulent transfer laws, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 5.14 shall remain in full force and effect until the Termination Date, in each case, in accordance with and subject to the limitations set forth in Section 9.05 of the Credit Agreement. Each Qualified ECP Loan Party intends that this Section 5.16 constitute, and this Section 5.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 5.15. Amendment and Restatement.

(a) On the Closing Date, the Existing Guaranty shall be amended and restated in its entirety by this Agreement, and the Existing Guaranty shall thereafter be and shall be deemed replaced and superseded in all respects by this Agreement. The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the Obligations under the Existing Guaranty or the other Loan Documents as in effect prior to the Closing Date and which remain outstanding as of the Closing Date and (ii) the Obligations under the Existing Guaranty and the other Loan Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereinafter subject to the terms herein).

(b) On and after the Closing Date, (i) all references to the Existing Guaranty or the “ABL Guarantee Agreement” in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Guaranty as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Guaranty or the ABL Guarantee Agreement in any Loan Document (but not herein) shall be deemed to refer to the corresponding provisions of this Agreement, and (iii) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification) shall be deemed to be references to the Existing Guaranty as amended and restated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Builders FirstSource Holdings, Inc.
Builders FirstSource - Northeast Group, LLC
Builders FirstSource - Texas GenPar, LLC
Builders FirstSource - MBS, LLC
BFS Texas, LLC
BFS IP, LLC
Builders FirstSource - Dallas, LLC
Builders FirstSource - Florida, LLC
Builders FirstSource - Florida Design Center, LLC
Builders FirstSource - Ohio Valley, LLC
BFS, LLC
Builders FirstSource - Atlantic Group, LLC
Builders FirstSource - Southeast Group, LLC
Builders FirstSource - Raleigh, LLC
Builders FirstSource - Colorado Group, LLC
Builders FirstSource - Colorado, LLC
ProBuild Holdings LLC
ProBuild Company LLC
ProBuild North Transportation, LLC
Timber Roots, LLC
Spenard Builders Supply LLC
Pro-Build Real Estate Holdings, LLC
Builder’s Capital, LLC

By	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President and Secretary

Builders FirstSource - Texas Group, L.P.
Builders FirstSource - South Texas, L.P.
Builders FirstSource - Intellectual Property, L.P.
Builders FirstSource - Texas Installed Sales, L.P.
By:	Builders FirstSource, Inc.
Its:	General Partner

By	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President and Secretary

[Signature Page to Term Guarantee Agreement]

SUNTRUST BANK, as Collateral Agent

By	/s/ Amanda Watkins
	Name:	Amanda Watkins
	Title:	Director

[Signature Page to Term Guarantee Agreement]